Exhibit 5.2

March 3, 2004

Aviall,	Inc.
2750	Regent Boulevard
DFW	Airport, Texas 75261-9048

Re:	Aviall, Inc. Shelf Registration Statement on Form S-3/Subsidiary Guarantees

Ladies and Gentlemen:

We have acted as counsel to Aviall, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (i) by the Company of (a) debt securities of the Company, which may be senior or subordinated in payment priority and may be issued in one or more series (the “Debt Securities”), (b) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (c) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), (d) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”) and (e) units comprised of one or more Securities (defined below) in any combination (the “Units”), (ii) guarantees of Debt Securities (the “Guarantees”) by certain of the Company’s direct and indirect subsidiaries (to the extent listed as co-registrants in the Registration Statement (defined below) collectively, the “Subsidiary Guarantors”) and (iii) by a stockholder of the Company of shares of Common Stock. The Debt Securities, Common Stock to be offered and sold by the Company, Preferred Stock, Warrants, Units and Guarantees are herein collectively referred to as the “Securities.”

The aggregate public offering price of the Securities to be offered and sold by the Company and the Subsidiary Guarantors pursuant to the registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, will not exceed $200,000,000. The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificates of incorporation, bylaws and similar organizational documents of the Subsidiary Guarantors, (ii) the Registration Statement and all amendments and exhibits thereto, (iii) the minutes and records of the corporate or limited liability company proceedings, as applicable, of the Subsidiary Guarantors; and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Aviall, Inc.

March 3, 2004

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Subsidiary Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and the Subsidiary Guarantors.

In connection with this opinion, we have assumed that (i) each Subsidiary Guarantor that is a corporation will continue to be incorporated and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the Subsidiary Guarantor that is a limited liability company will continue to exist and remain in good standing under the Delaware Limited Liability Company Act (the “DLLCA”), (iii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (iv) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) properly describing the Securities offered thereby in accordance with all applicable requirements, (v) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (vi) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law; (vii) all Securities will be issued and sold in compliance with applicable federal, state and other laws and in the manner stated in the Registration Statement, or any amendment thereto, along with any applicable Prospectus Supplement, (viii) any applicable Indenture and Indenture Supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms, (ix) the Debt Securities will have been validly issued in accordance with all applicable legal requirements, (x) in connection with the Guarantees, any applicable Guarantee Agreement will have been executed and delivered by all applicable parties and will be in accordance with applicable legal requirements and (xi) to the extent required in connection with any distribution, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto and will be enforceable obligations of the parties thereto.

The opinions set forth below are subject to the following qualifications and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws

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March 3, 2004

now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body as reflected in the minutes and proceedings of any applicable Subsidiary Guarantor referred to above, will not have been modified or rescinded, (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities and (iii) none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof, nor the compliance by the Subsidiary Guarantors with the terms thereof, will result in a violation of any agreement or instrument then binding upon the Subsidiary Guarantor or any order of any court or governmental body having jurisdiction over the Subsidiary Guarantor.

(d) The opinions expressed herein are limited to the federal laws of the United States of America, and, only to the extent relevant to the particular opinions expressed herein, (i) the DGCL, the DLLCA and applicable provisions of the Delaware Constitution, in each case as in effect on the date hereof, and judicial decisions reported as of the date hereof to the extent interpreting the DGCL, the DLLCA and such provisions of the Delaware Constitution and (ii) the laws of the State of New York.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

When (a) the Debt Securities have been duly established in conformity with the applicable Indenture and Indenture supplement (if any) (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities in form and content as required by applicable law) and duly authenticated by the trustee under the applicable Indenture, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, (c) the trustee under the applicable Indenture is qualified to act as trustee under such Indenture, (d) the applicable Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, any

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March 3, 2004

applicable Subsidiary Guarantor and the trustee thereunder becoming enforceable obligations of the parties thereto, (f) the Board of Directors (or similar governing body) of the applicable Subsidiary Guarantor has duly authorized a resolution authorizing the execution, delivery, and performance of the Guarantees, (g) the Guarantees have been duly established (including, without limitation, due adoption by the Board of Directors (or similar governing body) of the applicable Subsidiary Guarantor of a resolution duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law) and (h) such Guarantees have been duly executed and delivered on behalf of the applicable Subsidiary Guarantor in accordance with the provisions of the applicable Indenture and Indenture supplement (if any) and in accordance with any governing agreement, the Guarantees will constitute the binding obligation of the applicable Subsidiary Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP